UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2018, Titan International, Inc. (the “Company”) provided written notice to James M. Froisland, the Company’s Chief Financial Officer and Chief Information Officer, that the Company will not renew the Employment Agreement, dated as of December 5, 2016 between the Company and Mr. Froisland (the “Agreement”) upon the expiration of the initial term of the Agreement on December 5, 2018. Pursuant to the terms of the Agreement, the Agreement was scheduled to renew automatically unless Mr. Froisland or the Company provided a notice of non-renewal at least six months prior to its expiration or otherwise terminated the Agreement in accordance with its terms. A search for Mr. Froisland’s replacement is in process and the Company anticipates a replacement will be in place within the next several months.

The Company issued a press release announcing the events described in this Item 5.02 on April 16, 2018. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99    Titan International Inc.’s press release dated April 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	April 16, 2018	By:	/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Titan International Inc.'s press release dated April 16, 2018.